ENERGY SERVICES OF AMERICA ANNOUNCES ADDITIONAL FINANCING ARRANGEMENT

Huntington, WV   May 30, 2014-  Energy Services of America (OTC: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today that it entered into a financing arrangement with United Bank, Inc. (West Virginia) to make a $5.0 million revolving line of credit  available to the company.  This agreement is in addition to the $8.8 million refinancing agreement reached between Energy Services, United Bank, and Summit Community Bank (West Virginia) in January 2014.

Douglas V. Reynolds, President discussed the financing agreement.  "We are very appreciative of the confidence that our lenders have shown in Energy Services, C.J. Hughes, and Nitro Electric.  We believe that getting this line of credit in place is further evidence that we are financially sound and have adequate operating capital to continue to serve existing customers while also expanding our customer base”.

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.